Theravance, Inc. Appoints Eric d'Esparbes as Senior Vice President and Chief Financial Officer

SOUTH SAN FRANCISCO, CA -- (Marketwired - October 09, 2014) - Theravance, Inc. (NASDAQ: THRX) today announced the appointment of Eric d'Esparbes as Senior Vice President and Chief Financial Officer. Mr. d'Esparbes will report directly to Michael W. Aguiar, Chief Executive Officer, and be responsible for overseeing financial and IT operations of the company.

Mr. d'Esparbes brings over 20 years of financial strategy and structuring, accounting and management experience to Theravance. Most recently Mr. d'Esparbes served as the Chief Financial Officer of Joule Unlimited, a sustainable energy company, where he was responsible for overseeing all of the company's financial, tax, treasury and accounting activities. Prior to Joule Unlimited, Mr. d'Esparbes was the Vice President, Finance of AEI, a global emerging markets energy company where he was responsible for optimizing the capital structure of AEI's international portfolio of energy assets. Mr. d'Esparbes has also served in senior financial management roles at Meiya Power Company Limited (a former subsidiary of PSEG Global) and Hydro-Québec International.

"Eric's strong, global financial background will support Theravance as we continue our efforts to optimize the royalties from our partnership with GSK and develop a capital structure that allows us to provide increasing capital returns to shareholders over time," said Michael W. Aguiar, President and Chief Executive Officer of Theravance. "We are pleased to have Eric join our company and believe he compliments our new leadership team focused on building long-term value for shareholders."

About Theravance

Theravance, Inc. is focused on maximizing the potential value of the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, with the intention of providing capital returns to stockholders. Under the Long-Acting Beta2 Agonist (LABA) Collaboration Agreement with GSK, Theravance is eligible to receive the associated royalty revenues from RELVAR®/BREO® ELLIPTA® (fluticasone furoate/vilanterol, "FF/VI"), ANORO® ELLIPTA® (umeclidinium bromide/vilanterol, "UMEC/VI") and if approved and commercialized, VI monotherapy. Theravance is also entitled to a 15% economic interest in any future payments made by GSK under agreements entered into prior to the spin-off of Theravance Biopharma, and since assigned to Theravance Respiratory Company, LLC, relating to the combination of UMEC/VI/FF and the Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) program, as monotherapy and in combination with other therapeutically active components, such as an inhaled corticosteroid, and any other product or combination of products that may be discovered and developed in the future under these agreements with GSK (other than RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and VI monotherapy). For more information, please visit Theravance's web site at www.thrxinc.com.

RELVAR®, BREO®, ANORO®, and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward-Looking Statements

This press release contains certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. Examples of such statements include statements relating to: the strategies, plans and objectives of the company, the timing, manner, amount and planned growth of anticipated potential capital returns to stockholders (including without limitation statements concerning expectations of future cash dividends and the potential for future share repurchases), the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product candidates, expectations for product candidates through development and commercialization, the timing of seeking regulatory approval of product candidates, and projections of revenue, expenses and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: the disruption of operations during the transition period following the spin-off, including the diversion of managements' and employees' attention, disruption of relationships with collaborators and increased employee turnover, lower than expected future royalty revenue from respiratory products partnered with GSK, delays or difficulties in commencing or completing clinical studies, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective, dependence on third parties to conduct its clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, and risks of collaborating with third parties to discover, develop and commercialize products. Other risks affecting Theravance are described under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Theravance's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the Securities and Exchange Commission (SEC) on August 7, 2014. In addition to the risks described above and in Theravance's other filings with the SEC, other unknown or unpredictable factors also could affect Theravance's results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

(THRX-G)

Contact Information:

Michael W. Aguiar (Investors)
650-238-9640
investor.relations@thrxinc.com

Susan Neath Francis (Media)
212-301-7182
sfrancis@w2ogroup.com